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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON,  DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                               SEPTEMBER 18, 2000
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                              POWERCOLD CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       NEVADA                     33-19584                   23-2582701
(STATE  OF  INCORPORATION)   (COMMISSION  FILE  NO.)   (IRS EMPLOYER IDENT. NO.)

                               103 GUADALUPE DRIVE
                               CIBOLO, TEXAS 78108
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   210 659-8450
                         (REGISTRANT'S TELEPHONE NUMBER)

ITEM  1  -  CHANGES  IN  CONTROL  OF  REGISTRANT
     None

ITEM  2  -  ACQUISITION  OR  DISPOSITION  OF  ASSETS
     None

ITEM  3  -  BANKRUPTCY  OR  RECEIVERSHIP
     None

ITEM  4  -  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT
     None
ITEM  5  -  OTHER  EVENTS

(A)  Licensing  Agreement
     --------------------

A Non-Exclusive Manufacturing License Agreement, dated as of the 16th day of August, 2000, was executed by and between Rotary Power Enterprise, Inc., a wholly owned subsidiary of the Company, the Licensee, and Rotary Power International, Inc., a Delaware Corporation, as Licensor, has granted to the Licensee a non-exclusive license and right to manufacture, install, service and warranty the Licensor's Carbureted Natural Gas Fueled 580 Series Rotary Engine.

(B)       Intermagnetics  General  Corporation  -  J.  E.  Liss  & Company, Inc.
          ----------------------------------------------------------------------

The Company was recently made aware of a transaction between Intermagnetics General Corporation and J. E. Liss & Company, Inc. whereby Intermagnetics General Corporation is to sell 1,354,786 shares of the Company's common stock to J. E. Liss & Company for the aggregate purchase price of $1,300,000.

The Company has engaged J. E. Liss & Company, as the Company's non-exclusive investment banking agent, to provide the Company with financial advisory and consulting services, relating to, among other things, the development of a strategic financial and business plan for the Company, acquisitions, divestitures, restructurings, recapitalizations, consolidations, formation of joint ventures and negotiations with lenders and other potential providers of capital.

(C)  Settlement  of  Litigation.
     ---------------------------

Effective August 31, 2000, The Company, Nauticon, Inc. and Robert E. Jenkins agreed upon a full and final settlement of the lawsuit titled Nauticon, Inc. et al Vs Robert E. Jenkins Cause No. 97-13035, in the 53rd District court of Travis County, Texas,

ITEM  6  -  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS
     None

ITEM  7  -  FINANCIAL  STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
     None

ITEM  8  -  CHANGE  IN  FISCAL  YEAR
     None









                              POWERCOLD CORPORATION
                                    FORM 8-K
                                   Signatures

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     POWERCOLD  CORPORATION


     Date:  September  18,  2000


/s/Francis  L.  Simola
----------------------------
Francis L. Simola
President  and  CEO